EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 26 to the Registration Statement (File Nos. 33-34502 and 811-6102) (the “Registration Statement”) of MFS Series Trust VI (the “Trust”), of my opinion dated February 23, 2006, appearing in Post-Effective Amendment No. 24 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on February 28, 2006.

/s/ CHRISTOPHER R. BOHANE
Christopher R. Bohane
Assistant Clerk and Assistant Secretary

Boston, Massachusetts

February 25, 2008